UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/04/2005

News Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of Principal Executive Offices, Including Zip Code)

212-852-7000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

Under News Corporation's (the "Company") stock repurchase program announced on June 13, 2005, the Company is authorized to acquire from time to time up to $3 billion in the Company's outstanding shares of Class A common stock and Class B common stock. Under the rules of the Australian Stock Exchange (the "ASX"), the Company is required to provide to the ASX, on a daily basis, disclosure of transactions pursuant to the stock repurchase program to the extent such transactions occur.

Attached as Exhibit 99.1 and Exhibit 99.2 are copies of the information provided to the ASX on October 4, 2005 with respect to transactions made pursuant to the stock repurchase program on September 30, 2005 and October 3, 2005, respectively.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number             Description

99.1 Information provided to Australian Stock Exchange on October 4, 2005 with respect to stock repurchase of September 30, 2005.

99.2 Information provided to Australian Stock Exchange on October 4, 2005 with respect to stock repurchase of October 3, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

News Corporation

Date: October 04, 2005.	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Information provided to Australian Stock Exchange on October 4, 2005 with respect to stock repurchase of September 30, 2005.
EX-99.2	Information provided to Australian Stock Exchange on October 4, 2005 with respect to stock repurchase of October 3, 2005.